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                                                                   Exhibit 99.1

                                                    Contact:  Roy L. Morrow
                                                    Telephone: (412) 642-3005
                                                    Fax: (412) 642-4985
                                                    Home: (412) 362-8515

                             FOR USE: IMMEDIATE

WESTINGHOUSE REPORTS 1994 FIRST QUARTER RESULTS

     PITTSBURGH, April 21 -- Westinghouse Electric Corporation (WX) today reported first quarter net income of $36 million, or 7 cents per share, compared to net income of $3 million, or a loss of 2 cents per share, for the same quarter a year ago. Income from Continuing Operations was $36 million, or 7 cents per share, compared to 1993 first quarter income of $59 million, or 14 cents per share.

     The 1993 first quarter net income included an after-tax charge of $56 million, or 16 cents per share, due to the adoption of Statement of Financial Accounting Standards (SFAS) 112, Employers' Accounting for Postemployment Benefits.

     Revenues for the quarter were $1.7 billion compared to $2 billion in the year-earlier quarter.

     Operating profit for the quarter was $65 million compared to $146 million in the same quarter last year. Operating profit margin was 3.7 percent compared to 7.2 percent in the first quarter of 1993. Increased pension expense of $33 million and reduced licensee income of $15 million had a negative impact on results. The first quarter of 1993 had a favorable impact of $25 million due to a change in accounting for nuclear fuel revenues.

                                    -more-

                             Page 4 of 16 Pages
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WESTINGHOUSE REPORTS 1994 FIRST QUARTER RESULTS                          -2-

        "Results for the quarter were mixed, but we made significant progress on a number of strategic initiatives," said Mike Jordan, Chairman and Chief Executive Officer. "In March, we strengthened the financial structure of the corporation by issuing $520 million in preferred equity.

        "In addition, we successfully completed the divestitures of the Distribution and Control Business Unit and the Westinghouse Electric Supply Company, which were part of our planned liquidation of non-core businesses. Cash proceeds from these sales totaled $1.4 billion. These actions allowed us to reduce net debt to $3.3 billion at the end of March 1994, down from $5.1 billion at the end of December 1993 and $8.4 billion at the end of December 1992.

        "Keeping with our strategy of eliminating non-core businesses, we recently announced an agreement to sell the Controlmatic unit in Germany, which lost money in 1993. The unit is part of the Government and Environmental Services segment.

        "The corporation also has been aggressively pursuing cost reductions and restructuring initiatives. We reduced the number of employees corporate-wide by over 1,000 people during the first quarter. Operations such as our service organization within Power Generation have been consolidated, underutilized facilities are being shut down or reduced in size, and various unprofitable product lines are being discontinued. These cost reductions will generate significant cost improvements over the next year.


                                    -more-

                             Page 5 of 16 Pages

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WESTINGHOUSE REPORTS 1994 FIRST QUARTER RESULTS                         -3-

        "These successes are allowing us to pursue strategic growth initiatives such as the recent agreement to acquire Norden Systems, a division of United Technologies, which will become part of our Electronic Systems unit," Mr. Jordan said.

        Norden Systems is a manufacturer of airborne and shipboard radar systems, air traffic control systems, and surveillance and intelligence management systems for underseas applications.

        Also in the first quarter the corporation was successful in settling electric utility lawsuits involving steam generators at Duke Power and South Carolina Electric and Gas.

        First quarter results benefited from a one-time pre-tax gain of approximately $30 million from the sale of two radio stations.

        Orders for the first quarter of 1994 were $2 billion, down from $2.2 billion in the year-earlier quarter. Backlog remained at approximately $10 billion.


                                    -more-


                             Page 6 of 16 Pages

WESTINGHOUSE REPORTS 1994 FIRST QUARTER RESULTS                          -4-

                      First Quarter Segment Information
(Please note that Westinghouse has redefined certain segments for financial reporting purposes. Each core business is now reported as a separate segment. The first quarter 1993 results have been realigned so that comparisons may be made.)

        BROADCASTING: Revenues and operating profits were up approximately $12 million and $7 million, respectively, in the quarter compared to the same period of 1993 due primarily to higher revenues in television and continued cost reductions in the television and radio groups.

        ELECTRONIC SYSTEMS: As expected, revenues declined by approximately $146 million primarily due to the effect in 1993 of the cancellation of the ASPJ (Airborne Self-Protection Jammer) program. Operating profit was down approximately $13 million as a result of reduced volume. Backlog for the unit was $3.8 billion.

        GOVERNMENT AND ENVIRONMENTAL SERVICES: Revenues in the segment were up approximately $7 million for the quarter compared with the same period a year ago. Because of higher prices in the backlog for the hazardous waste incinerators at the beginning of 1993, operating profits for the first quarter of 1993 were higher by $10 million compared to this year. In the commercial environmental business, continued weakness in the remediation services market and price pressure in the hazardous waste incineration business contributed to lower margins.

                                    -more-

                             Page 7 of 16 Pages

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WESTINGHOUSE REPORTS 1994 FIRST QUARTER RESULTS                           -5-

        THERMO KING: Revenues were up approximately $12 million and operating profit increased about $1 million for the quarter due to higher sales in the truck and trailer operations and in service parts. March 1994 orders were the highest in history and backlog is at record levels.

        ENERGY SYSTEMS: Revenues and operating profit were down approximately $79 million and $55 million, respectively, compared to the same quarter last year due primarily to decreased licensee income and the favorable effect of a change in accounting for nuclear fuel revenues in 1993. Orders were up 26 percent over last year, and backlog was $2.7 billion, up $200 million from 1993.

        POWER GENERATION: Revenues declined approximately $97 million primarily due to several power projects slipping into the second quarter. Operating losses increased by approximately $3 million compared to the same quarter a year ago. End of quarter backlog remained steady at $2.2 billion.

        THE KNOLL GROUP: Revenues were about even with the same quarter last year. Increased marketing and sales expense associated with the launch of new products and increased distribution efforts, along with continued weakness in the European market, caused an increased operating loss of approximately $5 million.

        WCI COMMUNITIES, INC.: Revenues in the quarter were higher by approximately $12 million compared to the same quarter of 1993, primarily due to the continued strong South Florida market. Operating profit increased $2 million over the same period.

                                    -more-

                             Page 8 of 16 Pages

WESTINGHOUSE REPORTS 1994 FIRST QUARTER RESULTS                            -6-

      OTHER BUSINESSES (INDUSTRIAL PRODUCTS & SERVICES, RESOURCE ENERGY SYSTEMS AND CONTROLMATIC): Revenues were flat for the quarter compared to the same quarter of 1993. Operating loss increased by approximately $12 million for the same period.

                          #1000-1139##                             -4/21/94-

                             Page 9 of 16 Pages

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WESTINGHOUSE REPORTS 1994 FIRST QUARTER RESULTS                             -7-

                             SEGMENT DEFINITIONS

        The BROADCASTING segment includes Westinghouse Broadcasting Company, Inc. (Group W) and consists of Group W television and radio, Group W Satellite Communications and Group W Productions. The segment now also includes Westinghouse Communications.

        The ELECTRONIC SYSTEMS segment provides electronic systems for defense, government and commercial customers.

        The GOVERNMENT AND ENVIRONMENTAL SERVICES segment includes Environmental Services (excluding Resource Energy Systems and Controlmatic, which have been moved to Other Businesses), the management of certain government-owned contractor-operated facilities (GOCOs), and the U.S. naval nuclear programs.

        THERMO KING, now an individual segment, produces a complete line of temperature-control equipment for trucks, trailers, seagoing containers, buses and rail cars. It was part of the former Industries segment.

        ENERGY SYSTEMS is now an individual segment and serves the worldwide nuclear energy market. It was part of the former Power Systems segment.

        POWER GENERATION is now an individual segment, producing and servicing steam and combustion turbine-generators. It was also part of the former Power Systems segment.

        THE KNOLL GROUP is comprised of the corporation's office furniture systems businesses.

                                    -more-

                             Page 10 of 16 Pages

WESTINGHOUSE REPORTS 1994 FIRST QUARTER RESULTS                             -8-

        WCI COMMUNITIES, INC. develops land into master-planned luxury communities.

        OTHER BUSINESSES segment includes Industrial Products & Services (excluding Westinghouse Communications), Resource Energy Systems and Controlmatic.

        The CORPORATE AND OTHER segment includes total corporate activities that are managed for the benefit of the entire corporation.

                                     ###

        (The 1993 numbers have been realigned to reflect the above changes.)


                             Page 11 of 16 Pages

                      Westinghouse Electric Corporation
                             Earnings Information
                              First Quarter 1994
                                 (unaudited)

(in millions except per share data)             Three Months Ended
                                                     March 31
                                               --------------------
                                                  1994       1993
                                                 ------     ------
Sales and operating revenues                    $ 1,743    $ 2,020

Operating costs and expenses                    $(1,678)   $(1,874)
                                                -------    -------
Operating profit                                $    65    $   146
     Operating profit margin                        3.7%       7.2%

Other income and expenses, net                  $    39    $     6

Interest expense                                $   (47)   $   (53)
                                                -------    -------
Income (loss) from Continuing Operations before
  income taxes and minority interest            $    57    $    99

Income taxes                                    $   (22)   $   (36)
  Effective tax rate                               38.0%      36.6%

Minority interest                               $     1    $    (4)
                                                -------    -------
Income (loss) from Continuing Operations        $    36    $    59

Discontinued Operations, net of income taxes:
   Income (loss) from Discontinued Operations         -          -

Cumulative effect of changes in accounting
    principles:
       Other postemployment benefits                  -    $   (56)
                                                -------    -------
Net Income (loss)                               $    36    $     3
                                                =======    =======
Dividend requirements for Series B
    preferred stock                             $    13    $    13

Net income (loss) applicable to common stock    $    23    $   (10)
                                                =======    =======
Average shares outstanding                          357        351

Earnings (loss) per common share:
   Continuing Operations                        $  0.07    $  0.14
   Discontinued Operations                      $  0.00    $  0.00
   Cumulative effect of changes in
     accounting principles                      $  0.00    $ (0.16)
                                                -------    -------
   Earnings (loss) per common share             $  0.07    $ (0.02)
                                                =======    =======

                             Page 12 of 16 Pages

                             WESTINGHOUSE ELECTRIC CORPORATION
                                    SEGMENT INFORMATION
                                     FIRST QUARTER 1994
(in millions)                            (unaudited)

                                                 Three Months Ended
                                                      March 31
                                                1994            1993         % Change
                                                ----            ----         --------
         BROADCASTING
            Orders                           $  190.5        $  178.7          6.6%
            Backlog                               -              -               -
            Sales                            $  190.5        $  178.7          6.6%
            Operating Profit (Loss)          $   33.7        $   26.5         27.2%
                Operating Profit Margin          17.7%           14.8%         N/A

         ELECTRONIC SYSTEMS
            Orders                           $  386.9        $  628.6        -38.5%
            Backlog                          $3,773.8        $3,963.8         -4.8%
            Sales                            $  449.9        $  596.0        -24.5%
            Operating Profit (Loss)          $   39.4        $   52.0        -24.2%
                Operating Profit Margin           8.8%            8.7%         N/A

         GOVERNMENT AND
           ENVIRONMENTAL SERVICES
            Orders                           $   67.6        $   63.2          7.0%
            Backlog                          $   86.3        $   36.5        136.4%
            Sales                            $   83.8        $   76.5          9.5%
            Operating Profit (Loss)          $   10.0        $   19.7        -49.2%
                Operating Profit Margin          11.9%           25.8%         N/A

         THERMO KING
            Orders                           $  248.0        $  223.0         11.2%
            Backlog                          $  223.2        $  173.8         28.4%
            Sales                            $  186.8        $  174.6          7.0%
            Operating Profit (Loss)          $   26.8        $   25.7          4.3%
                Operating Profit Margin          14.3%           14.7%         N/A

         ENERGY SYSTEMS
            Orders                           $  368.3        $  293.2         25.6%
            Backlog                          $2,682.1        $2,470.3          8.6%
            Sales                            $  236.0        $  314.6        -25.0%
            Operating Profit (Loss)          $   (8.3)       $   46.8       -117.7%
                Operating Profit Margin          -3.5%           14.9%         N/A

         POWER GENERATION
            Orders                           $  463.2        $  547.2        -15.4%
            Backlog                          $2,185.5        $2,161.0          1.1%
            Sales                            $  291.6        $  388.9        -25.0%
            Operating Profit (Loss)          $  (25.9)       $  (23.1)       -12.1%
                Operating Profit Margin          -8.9%           -5.9%         N/A

         THE KNOLL GROUP
            Orders                           $  117.3        $  117.1          0.2%
            Backlog                          $  104.3        $   95.5          9.2%
            Sales                            $  117.5        $  119.2         -1.4%
            Operating Profit (Loss)          $  (15.0)       $  (10.2)       -47.1%
                Operating Profit Margin         -12.8%           -8.6%         N/A

                             Page 13 of 16 Pages

                                 WESTINGHOUSE ELECTRIC CORPORATION
                                         SEGMENT INFORMATION
                                          FIRST QUARTER 1994
     (in millions)                            (unaudited)

                                                Three Months Ended
                                                      March 31
                                               1994             1993           % Change
                                               ----             ----           --------
         WCI COMMUNITIES, INC.
            Orders                           $   56.2         $   43.9         28.0%
            Backlog                               -                -              -
            Sales                            $   56.2         $   43.9         28.0%
            Operating Profit (Loss)          $   12.9         $   10.8         19.4%
                Operating Profit Margin          23.0%            24.6%         N/A

         OTHER BUSINESSES
            Orders                           $  128.3         $  132.1         -2.9%
            Backlog                          $  758.9         $  805.3         -5.8%
            Sales                            $  130.5         $  129.8          0.5%
            Operating Profit (Loss)          $  (13.1)        $   (1.6)         N/A
                Operating Profit Margin         -10.0%            -1.2%         N/A

         CORPORATE AND OTHER
            Orders                           $   25.4         $   18.5         37.3%
            Backlog                          $   73.7         $   52.1         41.5%
            Sales                            $   34.5         $   33.5          3.0%
            Operating Profit (Loss)          $    4.9         $   (0.3)         N/A
                Operating Profit Margin          14.2%            -0.9%         N/A

         INTERSEGMENT
            Orders                           $  (38.0)        $  (40.2)         5.5%
            Backlog                          $  (33.4)        $  (18.0)       -85.6%
            Sales                            $  (34.6)        $  (36.3)         4.7%



         TOTAL - CONTINUING OPERATIONS
            Orders                           $2,013.7         $2,205.3         -8.7%
            Backlog                          $9,854.4         $9,740.3          1.2%
            Sales                            $1,742.7         $2,019.4        -13.7%
            Operating Profit (Loss)          $   65.4         $  146.3        -55.3%
                Operating Profit Margin           3.7%             7.2%         N/A

                             Page 14 of 16 Pages